UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 20, 2015

ONEBEACON INSURANCE GROUP, LTD.
(Exact name of Registrant as Specified in its Charter)

Bermuda	1-33128	98-0503315
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

601 Carlson Parkway
Minnetonka, Minnesota 55305
(Address of Principal Executive Offices) (Zip Code)

(952) 852-2431
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2015, a subsidiary of OneBeacon Insurance Group, Ltd. (together with its subsidiaries, “OneBeacon”) entered into a separation agreement (the “Separation Agreement”) with Paul F. Romano, former Executive Vice President of the Company. Pursuant to the Separation Agreement, Mr. Romano will remain employed by OneBeacon on a paid leave of absence, or “garden leave” from February 14, 2015 until July 3, 2015 (the “Termination Date”), subject to certain conditions.

Under the terms of the Separation Agreement, OneBeacon will continue to pay Mr. Romano his base salary and benefits through the Termination Date. Pursuant to the Separation Agreement, Mr. Romano will forego a separation payment of 52 weeks of base salary provided for in his Employment Offer Letter, dated March 26, 2008, in favor of a garden leave and a lump sum separation payment of $1.2 million. In order to receive this separation payment, Mr. Romano must refrain from working for any other entity, competing with OneBeacon, or hiring or soliciting OneBeacon employees during his garden leave. The separation payment will be payable to Mr. Romano on the Termination Date, provided that he has not breached the terms of the Separation Agreement and that he executes an Agreement and Release (the “Release”) in the form agreed to in his Separation Agreement, pursuant to which Mr. Romano will agree to a customary release of claims and to refrain from soliciting or hiring OneBeacon employees for twelve months from the Termination Date. The Release further provides that Mr. Romano will pay the Company $1 million if, during the twelve months following the Termination Date, any entity to which Mr. Romano provides services hires certain OneBeacon employees who worked in the Professional Liability business units which Mr. Romano oversaw prior to his departure from OneBeacon.

Regardless of whether he signs the Release, Mr. Romano will remain bound by the terms of the Confidentiality and Non-solicitation agreement that he executed on August 21, 2008 (the “NDA”) for twelve months following the Termination Date. Pursuant to the NDA, Mr. Romano is prohibited from soliciting or hiring OneBeacon employees or soliciting OneBeacon customers.

If Mr. Romano elects to remain on OneBeacon medical and dental insurance following the Termination Date, the Separation Agreement provides that OneBeacon will subsidize these benefits at OneBeacon’s standard employee rates for up to eighteen months.

This summary is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

10.1        Separation Agreement, dated as of February 20, 2015, between Paul F. Romano and OneBeacon Services, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONEBEACON INSURANCE GROUP, LTD.

	By:	/s/ T. Michael Miller
T. Michael Miller
President and Chief Executive Officer
Date: February 25, 2015